                                                                   EXHIBIT 10.17

                              SEPARATION AGREEMENT

                 THIS AGREEMENT (the "Agreement") made and entered into effective as of July 11, 1997, by and between OpTel, Inc., a Delaware corporation with its principal office at 1111 W. Mockingbird Lane, Dallas, Texas 75247 (the "Company"), and Rory O. Cole, an individual residing in Dallas, Texas ("Employee");

                              W I T N E S S E T H

                 WHEREAS, Employee has served as Chief Operating Officer of the Company; and

                 WHEREAS, Employee has resigned from the office of Chief Operating Officer and from any employment with the Company effective as of the date of this Agreement; and

                 WHEREAS, the Company agrees to provide certain consideration to Employee in exchange for a waiver and release of claims by Employee; and

                 WHEREAS, in consideration of such arrangements, the parties hereto are willing to enter into this Agreement upon the terms and conditions herein set forth.

                 NOW THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

                 1. Resignation by Employee: Effective as of July 11, 1997 (the "Effective Date"), Employee hereby resigns as Chief Operating Officer of the Company. Employee further resigns, as of the Effective Date, from any other position or office relating to the affairs of the Company.

                 2. Contractual Payment Upon Separation: The Company and Employee agree that Employee is entitled to a lump-sum payment of $185,000 following his separation from employment under Employee's existing contractual agreement with the Company. Employee further acknowledges that this is the sole consideration to which he is entitled upon separation from employment under any existing contractual agreement other than this Agreement.

                 3. Consideration for Execution of Agreement and Waiver and Release: In consideration for Employee's execution of this Agreement and the Waiver and Release attached hereto as Attachment A, Employee shall be entitled to the consideration set forth in this Paragraph 3. This consideration is provided subject to the binding execution by Employee of the attached Waiver and Release, which must be executed by Employee on the date of execution of this Agreement.

                          a. Lump Sum. The Company shall pay Employee a one-time lump-sum payment of $34,194. Such amount shall be paid as soon as practicable following the execution of the Waiver and Release (the "Waiver Effective Date").

                          b. Warrant Award. The Company shall issue to Employee, pursuant to the arrant Agreement attached hereto, a warrant (the "Warrant") to acquire 9,406.36 shares of Class A common stock of the Company at an exercise price of $74.42 per share, which shall become effective as of the Waiver Effective Date. The Warrant shall not be treated as an incentive stock option, but shall be treated as a nonqualified stock option under Section 83 of the Internal Revenue Code of 1986, as amended. The Warrant shall be exercisable as of the Waiver Effective Date, and shall terminate and expire on July 11, 2002, unless earlier terminated pursuant to its terms. The Warrant shall be subject to all other terms and conditions set forth in the Warrant Agreement. In exchange for the Warrant, the Option Agreement dated November 12, 1996, shall terminate and be of no force and effect from and after the Waiver Effective Date and the issuance of the Warrant is conditioned upon no prior exercise of Employee's rights under the Option Agreement.

                 c. Company Automobile. In addition to the payment due under Paragraph 1.a. above, the Company shall pay Employee a lump-sum payment of $22,007.91 as soon as practicable after the Waiver Effective Date. This payment is equal to the book value of the Jeep 95 Grand Cherokee (the "Vehicle") currently provided to Employee by the Company under a lease agreement with PHH Vehicle Management Services. The Company agrees to assign to Employee its right to acquire the Vehicle under the lease agreement; provided, however, that Employee must exercise this right within seven days after the Waiver Effective Date. From and after the Effective Date, Employee shall be liable for all expenses relating to the Vehicle, including insurance, maintenance, fuel, and lease payments.

                 d. Out-placement. The Company agrees to make available to Employee out-placement services consisting of typical executive out-placement support services including individual counseling, instruction on resume writing, interviewing, networking, secretarial support and the use of office facilities on the out-placement firm's premises. The Company agrees to provide such out-placement services to Employee through Reedie & Company until the earlier of (i) December 31, 1998, or (ii) such time as Employee accepts other employment or engages in other business activities.

                 e. Bonus. In the event a bonus, is declared and paid to senior management generally under the Company's Annual Bonus Plan with respect to the fiscal year of the Company ending August 31, 1997, the Company agrees to pay Employee a pro rated bonus amount determined by multiplying the bonus amount that would have been available to him were he still employed as the Chief Executive Officer of the Company by the ratio of the number of days in the fiscal year through the Effective Date 365 days. Any such bonus amount payable to Employee shall be payable as soon practicable after the amount of the bonus has been determined and paid to officers of the Company. The Company will notify Employee of his right to a bonus payment and will provide Employee with appropriate back-up calculations.

                 f. Tax Service. The Company agrees to reimburse Employee for expenses incurred by Employee in the preparation of his 1996 and 1997 tax returns, up to a maximum amount of $1,500 for each year's return. The Company agrees to reimburse this amount promptly upon receipt of documentation of the amount of expense incurred by Employee for this purpose.

                 g. Life Insurance. The Company agrees to use its best efforts to enable Employee to convert his existing group life insurance coverage to a personal life insurance policy. Such conversion option shall be subject to the terms and conditions imposed by the insurer. Employee is responsible for all premiums due after the Effective Date.

                 h.       U.K. Pension.    The Company agrees to provide
         reasonable assistance through MDH Benefits to effectuate Employee's intention to transfer Employee's U.K Pension to Employee. The charges of MDH Benefits for these services will be paid by the Company. The Company makes no representation to Employee regarding the feasibility of such a transfer, and Employee acknowledges that the Company shall have no liability to Employee in the event such a transfer cannot be effected with the reasonable assistance of the Company through MDH Benefits.

                 i. Computer. The Company agrees to transfer to Employee ownership of the IBM Thinkpad used by Employee immediately prior to his termination of employment.

                 j. Company Telephone Line. The Company agrees to reimburse the Employee for the cost incurred by Employee to convert the existing business telephone line at Employee's residence to a personal line or to remove the business telephone line from his residence. The Company agrees to reimburse this amount promptly upon receipt of documentation of the amount of expense incurred by Employee for this purpose.

                 4. Transition Assistance. Employee agrees that for a period of eighteen months after the date of this Agreement, Employee will furnish such information and proper assistance as may be reasonably necessary to assist the Company in the transition of Employee's responsibilities as an officer of the Company and to assist the Company in connection with any litigation in which the Company is or may become involved. The Company agrees that Employee shall not be required to devote an unreasonable amount of time to such assistance, and Employee shall not be required to perform such services as such time as would cause interference with his other employment. The Company will reimburse Employee for all reasonable out-of-pocket expenses incurred by him in connection with his performance of such services under this Agreement in accordance with the Company's standard policies, practices and procedures. In addition, in the event the Company requires Employee to devote more than one hour in any business day to such assistance, the Company agrees to pay Employee a consulting fee of $185 per hour for Employee's time in excess of one hour. Employee shall submit to the Company claims for reimbursement and fees and documentation of expenses within sixty days of the date on which such expenses are incurred or services performed. Notwithstanding the foregoing, however, from and after the Effective Date Employee will not be to eligible to participate in any employee benefit plans, programs or arrangements maintained by the Company will indemnify and hold Employee harmless for any losses or expenses, including reasonable attorney's fees, incurred as a result of assistance provided under this Paragraph 4.

                 5.       Confidentiality: Noncompetition: Nonsolicitation:

                 A. Confidentiality: Employee recognizes and acknowledges that in the course of his duties with the Company and as a result of the position of trust he has held with the Company he has obtained private or confidential information and proprietary data relating to the Company and its affiliates. Employee agrees that for a period of five years from the Effective Date, he will not, either directly or indirectly, disclose or use confidential information acquired during his relationship with the Company except in connection with his assistance under this Agreement or with the prior written consent of the Chairman of the Board of Directors or unless compelled to do so by process of law. Furthermore, Employee agrees that, if compelled by process of law to violate the provisions of this Paragraph 5, Employee will provide prior written notice to the Company in accordance with the notice provisions of Paragraph 12 of this Agreement so as to permit the Company to seek a protective order or other protective measure; and Employee agrees to provide such notice as soon as reasonably practicable and with all due diligence recognizing that disclosure of confidential information could be harmful to the Company. Finally, Employee agrees that the provisions of this Agreement shall constitute "confidential information" as described in this Paragraph 5.

                 B. Noncompetition: Unless and to the extent that the Company gives Employee a written waiver, Employee agrees that during the "Non-compete Period" (as defined in Paragraph 5.F. below) he will not (whether acting alone or in concert with others, including actions as a member of a partnership or a joint venture or an investor in or a holder of securities of or an employee of, any corporation or other entity, or otherwise), (i) perform any services that relate in any way to the conduct of the "Business" (as defined in Paragraph 5.E. below) in the "Restricted Area" (as set forth on Exhibit __) on behalf of any person, firm or corporation which is principally and predominantly engaged in the Business, (ii) perform services in, or with respect to, the Restricted Area that principally and predominantly are part of or make up the Business, for any person, firm or corporation, or (iii) have any interest in any person, firm, or corporation (except the Company) that is principally and predominantly engaged in the Business and which has operations in the Restricted Area. For purposes of this Paragraph 5.B., the determination of whether services principally and predominantly relate to the Business shall be made on the basis of the function performed, rather than on the basis of the amount of time allocated to the function or any other measure. A person, firm or corporation shall be determined to be principally and predominantly engaged in the Business if a majority of the revenues or net income of the person, firm or corporation are attributable to the Business. Solely by way of illustrating the foregoing provisions of this Paragraph 5.B., Employee shall be free to serve as the general manager of a traditional franchise cable enterprise in the Restricted Area, even if the operations of the enterprise include the Business, as long as the services of Employee are not principally and predominantly related to the Business. Also, by way of illustration, Employee shall be free to conduct or invest in any enterprise that operates the Business exclusively outside of the Restricted Area. Employee shall be free, without restriction, to provide consulting, evaluation, or other services to any entity that is considering becoming engaged in the Business, whether or not the entity is considering engaging in the Business within the Restricted Area, but Employee shall no longer provide services to such entity after the entity becomes actively engaged in the Business if such services would violate the foregoing provisions of this Paragraph 5.B. Notwithstanding the provisions of clause (iii) of the first sentence of this Paragraph 5.B., however, Employee is not prohibited from holding as a passive investment up to 5% of the outstanding securities of any class of a company whose securities are publicly traded, so long as Employee does not serve as a member of the board of directors or an executive officer of or otherwise provide advice or services to such company. Any request for a written waiver of any part of this covenant shall be submitted in writing to the Company in accordance with the provisions of Paragraph 12. The Company agrees to consider any such request within 10 business days of its receipt. The failure affirmatively to consent to any such request shall be deemed disapproval of the request. The Company agrees to act reasonably in considering any such request.

                 C. Nonsolicitation: Employee agrees that he shall not, directly or indirectly, during the period commencing on the Effective Date and ending on July 11, 1998, (a) take any action to solicit or divert any business or customers away from the Company or its affiliates, (b) induce customers, suppliers, agents or other persons under contract or otherwise associated or doing business with the Company or its affiliates to terminate, reduce or alter any such association or business with or from the Company or its affiliates and/or (c) induce any person in the employment of the Company or its affiliates or any Employee to the Company or its affiliates to terminate such employment or consulting arrangement or accept employment or enter into any consulting arrangement with anyone other than the Company or its affiliates.

                 D. Enforcement: Employee hereby agrees that a violation of the provisions of Paragraph 5 or 6 would cause irreparable injury to the Company and its affiliates, for which they would have no adequate remedy at law. Any controversy or claim arising out of or relating to the provisions of this Paragraph 5 or 6, or any alleged breach of Paragraph 5 or 6, shall be settled by binding arbitration in accordance with Paragraph 10B. Notwithstanding the foregoing, however, the Company specifically retains the right before, during or after the pendency of any arbitration to seek injunctive relief from a court having jurisdiction for any actual or threatened breach of Paragraph 5 or 6 without necessity if complying with any requirement as to the posting of a bond or other security (it being understood that Employee hereby waives any such requirement). Any such injunctive relief shall be in addition to any other remedies to which the Company may be entitled at law or in equity or otherwise, and the institution and maintenance of an action or judicial proceeding for, or pursuit of, such injunctive relief shall not constitute a waiver of the right of the Company to submit the dispute to arbitration.

                 If any provision of Paragraph 5 or 6 is found by either a court of competent jurisdiction or the arbitrators to be unreasonably broad, oppressive or unenforceable, such court or arbitrators (i) shall narrow the scope of the Agreement in order to ensure that the application thereof is not unreasonably broad, oppressive or unenforceable, and (ii) to the fullest extent permitted by law, shall enforce such Agreement as though reformed,

                 E. Business: For purposes of this Paragraph 5, the term "Business" means the acquisition, development and operation of systems employing 18 Ghz spectrum and/or any other media (including, without limitation, SMATV and coaxial or fiber-optic cable) for or in connection with the delivery of cable television, telephone services, paging services, Internet and data services, cellular or other wireless communication services, security services and utility management services to (i) residents of MDUs, and (ii) Institutions. "Institutions" means hotels, motels and prisons and educational and hospital facilities, each having 100 or more first outlets. "MDUs" means, collectively multiple dwelling units (comprising high-rise and low-rise apartment, condominium and cooperative complexes, town-house developments, mobile home parks and congregate care and other similar facilities), each containing 100 more dwelling units.

                 F. Non-compete Period: For purposes of this Paragraph 5, the term "Noncompete Period" means the period commencing on the Effective Date of this Agreement and, ending on the earlier of (i) the third anniversary of the Effective Date or (ii) the date the Warrant is no longer outstanding and exercisable, as a result of its exercise or cancellation, or (iii) the date a "Change in Control" of the Company occurs as such term is defined in Paragraph 6(c) of the Option Agreement dated November 12, 1996.

                 6. Nondisparagement: As a material inducement to the parties to enter into this Agreement, each of the parties to this Agreement agrees not to (i) publicly criticize or disparage the other party (or any affiliate with respect to the Company), or privately criticize or disparage the other party (or any affiliate with respect to the Company) in a manner intended or reasonably calculated to result in public embarrassment to, or injury to the reputation of, the other party (or any affiliate with respect to the Company) in any community in which the other party or affiliate is engaged in business; or (ii) otherwise engage in any misconduct which is injurious to the business or reputation of the other party (or any affiliate with respect to the Company); provided, however, that neither party will be in breach of the covenant contained above solely by reason of testimony which is compelled by process of law. Employee agrees not to directly or indirectly take any action inconsistent with the Waiver and Release or commit damage to the property of the Company or any affiliate. The parties further agree not to make any public or private oral or written statement to any person, or take any action or position inconsistent with, the agreed statement of facts set forth on Exhibit
A. As used in Paragraphs 5 and 6 of this Agreement, the term "affiliate" means the Company; Le Groupe Videotron Ltee ("Videotron"); any direct or indirect subsidiary of the Company, any direct or in direct subsidiary of Videotron; any other entity in which the Company, Videotron or any of their direct or indirect subsidiaries owns more than 50% of the outstanding equity interests; any officer director or employee of the Company or of any of the foregoing entities; and any former officer, director or employee of the Company or of any of the foregoing entities.

                 7. Covenants Regarding Transmission Holdings, Inc. Employee agrees that, upon execution of this Amendment, he hereby resigns as an officer and director and from any other position or office held with respect to Transmission Holdings, Inc. ("THI"). Employee further agrees that, upon receipt of written notice from the Company, which will be given within ten business days after execution of this Agreement, he will sell the shares of common stock of TIE (the "THI Shares") which he owns as of the Effective Date to the Company or any person or entity designated by the Company for a payment in cash of $100 per share. Employee agrees that the provisions of this Paragraph 7 shall be binding upon any transferee of THI Shares, including a transferee by reason of death. Employee agrees that immediately upon the execution of this Agreement, he will furnish to the Company his certificate or certificates for the THI Shares in order to permit the Company to inscribe a legend on such certificate or certificates evidencing the provisions of this Paragraph 7. Employee further agrees at the provisions of Paragraphs 5 and 6 of this Agreement shall apply to THI and all covenants by Employee therein in favor of the Company shall apply to THI and THI shall be deemed to be a third-party beneficiary of this Agreement.

                 8. Return of Company Property: Employee acknowledges and agrees that all business and financial information, customer lists and financial information on customers and other information relating to the business, products, services, customers, methods or tactics of the Company are the exclusive property of the Company. Employee confirms that prior to the execution of this Agreement Employee has returned to the Company all such information in the Employee's possession, whether in writing or on computer discs or other media without retaining any copies, extracts or other reproductions thereof.

                 9. Effect of Prior Agreements: This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof and supersedes any other prior agreement between the Company and Employee.

                 10.      General Provisions:

                 A. Nonassignability. Except as may expressly be provided herein, neither this Agreement nor any right or interest hereunder shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, by operation of law or otherwise, any attempt at such shall be void; and further provided, that any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements or torts of Employee nor shall it be subject to attachment or legal process for or against Employee.

                 B. Submission to Arbitration. Subject to the right of the Company to seek injunctive relief under the provisions of Paragraph 5D above (relating to the obligations of Employee under Paragraphs 5 and 6) and to the right of the Executive to seek injunctive relief for a violation by the Company of Paragraph 6, any controversy or claim arising out of or relating to this contract or its alleged breach shall be settled by binding arbitration in Dallas, Texas before three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), and any judgment it on the award rendered by the arbitrators may be entered by any court having jurisdiction thereof The arbitrators shall be selected by mutual agreement of the parties, if possible; provided, however, that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who (a) are on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR Panels, and (b) who practiced law for at least 15 years as an attorney in Texas specializing in either general commercial litigation or general corporate and commercial matters. If the parties fail to reach agreement upon appointment of an arbitrator within thirty days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA who qualify as described above. The selection process shall be that which is set forth in the AAA Commercial Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected.

                 In any such arbitration proceeding, the arbitrators shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Each of Employee and the Company shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees, and court costs) to the prevailing party.

                 C. Taxes. Employee acknowledges that he has sought the advice of his own tax advisor regarding the tax treatment of income under this Agreement. The Company shall withhold from the amounts payable to Employee under Paragraphs 2 and 3 of this Agreement all federal, state and local taxes that shall be required pursuant to any law or governmental regulation or ruling.

                 D. Source of Payments. All payments provided in this Agreement shall be paid in cash from the general funds of the Company, and no special or separate funds shall be established and no other segregation of assets shall be made to assure payments. Employee shall have no right, title, or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this provision, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and Employee or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

                 E. Survival. This Agreement shall survive a merger, consolidation, reorganization, sale of assets or any other business combination of the Company.

                 F. Headings. The paragraph headings set forth herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement whatsoever.

                 11.      Modification and Waiver:

                 A. Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

                 B. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

                 12. Notices: All notices or communications hereunder shall be in writing, addressed as follows:

                          To the Company:

                                  OpTel, Inc.
                                  1111 W. Mockingbird Lane
                                  Dallas, Texas 75247
                                  Attn: President
                                  Copy: General Counsel

                          To Employee:

                                  Rory O. Cole
                                  4339 Beverly Drive
                                  Dallas, Texas 75205

All such notices shall be conclusively deemed to be received and shall be effective, (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

                 13. Governing Law: This Agreement has been executed and delivered in the State of Texas, and its validity interpretation, performance, and enforcement shall be governed by the laws of said State.

                 14. No Modification of Indemnification Rights. Nothing in this Agreement shall modify or affect Employee's rights available to indemnification from the Company or THI under Delaware corporate law or the Bylaws or Certificate of Incorporation of the Company or THI or under the relevant director's and officer's liability policy of the Company.

                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duty authorized, and Employee has signed this Agreement, all as of the day first above written.

                                  OpTel, Inc.

                                  By:
                                     -------------------------

                                  ----------------------------

                                  Rory O. Cole ("Employee")

                                   EXHIBIT A

                 Rory O. Cole has elected to resign from the office of Chief Operating Officer of OpTel, Inc., in order to pursue other opportunities. All inquiries should be directed to the Vice President of Human Resources or the Chief Executive Officer of OpTel, Inc.

                                  EXHIBIT B

                                  COUNTIES

                                                        SAN          LOS     SAN                                         BRYAN/
FLORIDA       ILLINOIS   DALLAS    AUSTIN   HOUSTON     FRANCISCO   ANGELES  DIEGO  PHOENIX    DENVER   LAS VEGAS   COLLEGE STATION
-------       --------   ------    ------   -------     ---------   -------  -----  -------    ------   ---------   ---------------
------------------------------------------------------------------------------------------------------------------------------------
Hernando        Cook     Dallas    Travis    Harris      Alameda      Los     San   Maricopa   Boulder  Henderson        Brazos
                                                                    Angeles  Diego
------------------------------------------------------------------------------------------------------------------------------------
Pinellas      DuPage     Denton   Williams  Galveston   Contra               San      Pinal   Arapahoe    Clark
                                                        Costa              Bernadino
------------------------------------------------------------------------------------------------------------------------------------
Dade           Will      Tarrant                       San Mateo             Graze              Adams
------------------------------------------------------------------------------------------------------------------------------------
Broward       McHenry    Collin                           San              Riverside          Jefferson
                                                       Francisco
------------------------------------------------------------------------------------------------------------------------------------
Palm Beach    Lake                                       Santa                                  Denver
             County                                      Clara
------------------------------------------------------------------------------------------------------------------------------------
Hillsborough                                                                                    El Paso
------------------------------------------------------------------------------------------------------------------------------------
Pasco                                                                                           Frisco
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


                                      A-2